                          MONTHLY REPORT TO NOTEHOLDERS

                 FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-2

                     MONTHLY PERIOD ENDING: OCTOBER 31, 2006

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2003-2 Indenture Supplement, dated as of November 17, 2003, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Indenture Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the November 15, 2006 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                              None

(f) To the knowledge of the undersigned, no Series 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                              None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.


A.   INFORMATION REGARDING THE PERFORMANCE OF THE
     RECEIVABLES

     1.   Principal Receivables
          (a) Beginning of Monthly Period Principal
              Receivables                                    $  1,998,261,059.33
          (b) End of Monthly Period Principal Receivables    $  1,936,796,303.33
          (c) Average Principal Receivables                  $  1,964,769,532.34

     2.    End of Monthly Period Trust Receivables           $  1,962,475,676.28

     3.    Delinquent Balances


 Delinquency                       Aggregate Account             Percentage of
 Category                               Balance                Total Receivables
--------------------------------------------------------------------------------
     (a)  30 to 59 days              $ 25,048,085.36                       1.28%
     (b)  60 to 89 days              $ 17,352,849.82                       0.88%
     (c)  90 to 119 days             $ 15,146,994.01                       0.77%
     (d)  120 to 149 days            $ 12,875,608.43                       0.66%
     (e)  150 or more days           $  9,323,440.36                       0.48%
          Total:                     $ 79,746,977.98                       4.06%

     4.   Aggregate amount of Collections
          (a)  Total Collections                             $    307,673,463.73
          (b)  Total Collections of Principal Receivables    $    278,722,418.19
          (c)  Total Collections of Finance Charge
          Receivables                                        $     28,951,045.54
          (d)  Aggregate Allocation Percentages for
               Outstanding Series                                         92.58%
          (e)  Aggregate Allocation Percentage
          of Collections of Principal Receivables                         92.58%
          (f)  Aggregate Allocation Percentage of
          Collections of Finance Charge Receivables                       92.58%

     5.   Aggregate amount of Principal Receivables in
     Accounts which became Defaulted Accounts during the
     Monthly Period                                          $     11,275,710.60

     6. Calculation of Interchange allocable to the Issuer for the Monthly Period

          (a)  Sales net of cash advances during the
          Monthly Period on all FNBO MasterCard and
          VISA accounts                                      $    461,114,965.47

          (b)  Sales net of cash advances during the
          Monthly Period on Accounts designated to the
          Receivables Trust                                  $    208,885,722.66

          (c)  Total amount of Interchange paid or
          payable to FNBO with respect to the Monthly
          Period                                             $      9,073,291.27

          (d)  Amount of Interchange allocable to the
          Receivables Trustee with respect to the Monthly
          Period ([c] multiplied by [b/a]) multiplied by
          the Allocation Percentage for Finance Charge
          Collections)                                       $      1,028,375.44

          (e)  Servicer Interchange amount (1.5% of
          Collateral Amount at end of prior Monthly
          Period)                                            $        636,986.30

          (f) Adjustment of Noteholder Servicing Fee
          (excess of (e) over (d))                                         $0.00

     7.   The aggregate amount of Collections of Finance
          Charge Receivables for the Receivables Trust for
          the Monthly Period
          (a)  Interchange                                   $      4,110,213.60
          (b)  Recoveries                                    $      1,828,044.71


     (c)  Finance Charges and Fees                            $   28,951,045.54
     (d)  Discount Receivables                                $            0.00
                                                              -----------------
 Total                                                        $   34,889,303.85

     8.   Aggregate Uncovered Dilution Amount for the
     Monthly Period                                                       $0.00

B.   INFORMATION REGARDING THE SERIES 2003-2 NOTES

     1.   Collateral Amount at the close of business on
     the prior Distribution Date                              $  500,000,000.00
          (a)  Reductions due to Investor Charge-Offs
          (including Uncovered Dilution Amounts) to be
          made on the related Distribution Date                           $0.00
          (b)  Reimbursements to be made on the related
          Distribution Date from Available Finance Charge
          Collections                                                     $0.00
          (c)  Collateral Amount at the close of business
          on the Distribution Date                            $  500,000,000.00

     2.   Note Principal Balance at the close of business
     on the Distribution Date during the Monthly Period
          (a)  Class A Note Principal Balance                 $  411,250,000.00
          (b)  Class B Note Principal Balance                 $   40,000,000.00
          (c)  Class C Note Principal Balance                 $   48,750,000.00
                                                              -----------------
               Total Note Principal Balance                   $  500,000,000.00

     3.   Allocation Percentages for the Monthly Period
          (a)  Principal Collections                                      25.02%
          (b)  Finance Charge Collections                                 25.02%
          (c)  Default Amounts                                            25.02%

     4.   Investor Principal Collections processed during
     the Monthly Period and allocated to the Series           $   69,736,349.03

     5.   Excess Principal Collections available from
     other Group I Series allocated to the Series             $  177,442,468.18

     6.   Aggregate amounts treated as Available Principal
     Collections pursuant to subsections 4.04(a)(v) and
     (vi) of the related Indenture Supplement                 $    2,821,182.79

     7.   Reallocated Principal Collections (up to the
     Monthly Principal Reallocation Amount) applied
     pursuant to Section 4.06 of the related Indenture
     Supplement                                                           $0.00

     8.   AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)           $  250,000,000.00

     9.   Principal Accumulation Investment Proceeds          $      505,508.25

     10. Investor Finance Charge Collections (including
     Interchange and  Recoveries) processed during the
     Monthly Period                                           $    8,729,303.82

     11. Excess Finance Charge Collections from Group I
     allocated to the Series                                              $0.00

     12. Reserve Account withdrawals pursuant to
     Section 4.10(b) or (d) of the related Indenture
     Supplement                                               $       10,462.62


     13. Excess amounts from Spread Account to be treated
     as Available Finance Charge Collections pursuant to
     Section 4.12(g) of the related Indenture Supplement     $     5,000,000.00

     14. AVAILABLE FINANCE CHARGE COLLECTIONS
         (9+10+11+12+13)                                     $    14,245,274.69

     15. Distributions of principal and interest to
     Noteholders on the Distribution Date:
          (a)  Class A Noteholders                           $   413,710,906.25
          (b)  Class B Noteholders                           $    40,102,666.67
          (c)  Class C Noteholders                           $    48,900,312.50

     16. Distributions of principal to Noteholders on
     the Distribution Date:
          (a)  Class A Noteholders                           $   411,250,000.00
          (b)  Class B Noteholders                           $    40,000,000.00
          (c)  Class C Noteholders                           $    48,750,000.00

     17. Distributions of interest to Noteholders on
     the Distribution Date:
          (a)  Class A Noteholders                           $     1,860,906.25
          (b)  Class B Noteholders                           $       102,666.67
          (c)  Class C Noteholders                           $       150,312.50

     18. The aggregate amount of all Principal Receivables
     in Accounts which became Defaulted Accounts during
     the Monthly Period which were allocated to the Series:
          (a)  Default Amount                                $    11,275,710.60
          (b)  Allocation Percentage (B.3.(c) above)                      25.02%

                                                             ------------------
 Total Investor Default Amount (a multiplied by b)           $     2,821,182.79

     19. The aggregate amount of Uncovered Dilution Amount
     allocated to the Series 2003-2 Notes for the Monthly
     Period
          (a) Dilutions not covered by Transferor                         $0.00
          (b) Series Allocation Percentage (as defined in
          the related Indenture Supplement)                               25.02%
          (c) Total Uncovered Dilution Amount                             $0.00

     20. The aggregate amount of Investor Charge-Offs
     (including any Uncovered Dilution Amount not covered
     by the Transferor) for the Monthly Period                            $0.00

     21. Noteholder Servicing Fee for the Monthly Period
     payable to the Servicer (after adjustment for Servicer
     Interchange shortfall, if any)                          $       849,315.07

     22.  Ratings of the Class A Notes
     Moody's                                                 Aaa
                                                             ------------------
     S&P                                                     AAA
                                                             ------------------
     Fitch                                                   AAA
                                                             ------------------

     23.  Ratings of the Class B Notes
     Moody's                                                 A2
                                                             ------------------
     S&P                                                     A
                                                             ------------------
     Fitch                                                   A+


     24. Ratings of the Class C Notes
     Moody's                                                 Baa2
                                                             -------------------
     S&P                                                     BBB
                                                             -------------------
     Fitch                                                   BBB
                                                             -------------------

     25. Note Interest Rate for the Monthly Period
          (a)  Class A Note Interest Rate                               5.43000%
          (b)  Class B Note Interest Rate                               3.08000%
          (c)  Class C Note Interest Rate                               3.70000%

C.   QUARTERLY NET YIELD

     1. Base Rate for the Monthly Period                                   6.98%
     2. Portfolio Yield for the Monthly Period (see
     "Portfolio Yield" definition, which is adjusted
     for Investor Default Amount and Uncovered
     Dilution Amount)                                                     13.91%
     3. Net Yield for the Monthly Period (Portfolio
     Yield MINUS Base Rate)                                                6.93%
     4. Quarterly Net Yield for the related Distribution
     Date                                                                  6.09%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION
     ACCOUNT

     1.   Opening Principal Accumulation Account Balance
     on  the Distribution  Date for the Monthly Period       $   250,000,000.00

     2.   Controlled Deposit Amount to be deposited to
     the Principal Accumulation Account on the
     Distribution Date for the Monthly Period
          (a)  Controlled Accumulation Amount                $   250,000,000.00
          (b)  Accumulation Shortfall                                     $0.00
          (c)  Controlled Deposit Amount (a+b)               $   250,000,000.00

     3.   Amounts withdrawn from the Principal
     Accumulation Account for distribution to
     Noteholders on the related Distribution Date

          (a)  Distribution in reduction of the
          Class A Notes                                        ($411,250,000.00)
          (b)  Distribution in reduction of the
          Class B Notes                                         ($40,000,000.00)
          (c)  Distribution in reduction of the
          Class C Notes                                         ($48,750,000.00)

     4.   Principal Accumulation Account ending balance
     after deposit or withdrawal on the Distribution Date
     for the Monthly Period                                               $0.00

E.   INFORMATION REGARDING THE SPREAD ACCOUNT

     1.   Opening Available Spread Account Amount on the
     Distribution Date for the Monthly Period                $    10,000,000.00

     2.   Aggregate amount required to be withdrawn
     pursuant to Section 4.12(c) of the related Indenture
     Supplement for distribution to Class C Noteholders
     pursuant to Section 4.04(a)(iv)of the related
     Indenture Supplement                                                 $0.00

     3.   Aggregate amount required to be withdrawn
     pursuant to Section 4.12(d) of the related Indenture
     Supplement for distribution in reduction of the
     Class C Note Principal Balance                          $    10,000,000.00


     4.   Spread Account Percentage for the Distribution Date
     for the Monthly Period                                                1.00%

     5.   Closing Required Spread Account Amount for the
     Distribution Date for the Monthly Period                    $            -

     6.   Amount on deposit in Spread Account after required
     withdrawals on the Distribution Date for the Monthly
     Period (1-(2+3))                                            $            -

     7.   Spread Account Deficiency, if any (5 MINUS 6)          $            -

     8.   Amounts deposited pursuant to Section 4.04(a)(vii)
     or 4.10(e) of the related Indenture Supplement                       $0.00

     9.   Remaining Spread Account Deficiency, if any (7                  $0.00
     minus 8)

F.   INFORMATION REGARDING THE RESERVE ACCOUNT

     1.   Reserve Account Funding Date                             June 15, 2006

     2.   Opening Available Reserve Account Amount on the
     Distribution Date for the Monthly Period                   $  2,500,000.00

     3.   Aggregate amount required to be withdrawn pursuant
     to Section 4.10(d) of the related Indenture Supplement
     for inclusion in Available Finance Charge Collections:
     (a)  Covered Amount                                                  $0.00
     (b)  Principal Accumulation Investment Proceeds                      $0.00
     (c)  Reserve Draw Amount (a MINUS b)                                 $0.00

     4.   Required Reserve Account Amount                                 $0.00

     5.   Reserve Account Surplus (4-(2-3))                      ($2,500,000.00)

G.   INFORMATION REGARDING ACCUMULATION PERIOD
     (Required on and after November 2005 Distribution Date)

     1.   Accumulation Period Length (months)                                  2
                                                                ----------------


     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of November, 2006.

                                     FIRST NATIONAL BANK OF OMAHA, Servicer

                                     By
                                         ---------------------------------------
                                         Name:  Karlyn M. Knieriem
                                         Title: Vice President